 EXHIBIT 2.14

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

000303

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number C18085-2000
Barbara K. Cegavske	Filing Number 20150162472-50
Secretary of State State Of Nevada	Filed On 04/09/2015
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

iPure Labs, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

One Billion Four Hundred Ninety Five Million (1,495,000,000) common shares $0.001 par value; 5,000,000 Preferred shares $0.001 par value of which One Million (1,000,000) shares of Preferred C

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

One Billion Four Hundred Ninety Five Million (1,495,000,000) common shares $0.001 par value; 5,000,000 Preferred shares $0.001 par value of which One Million (1,000,000) shares of Preferred C

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock $0.001 par value to be issued after change in exchange for thirty (30) issued shares of common stock;

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No money will be paid for fractional shares; instead all fractional shares will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

President/Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.